Exhibit 5(a)

[COMPANY LETTERHEAD]

December 7, 2007

Pennsylvania Electric Company

c/o FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

Re:	Pennsylvania Electric Company
Registration Statement on Form S-4

Dear Ladies and Gentlemen:

I am Associate General Counsel of FirstEnergy Corp., an Ohio corporation (“FirstEnergy”) and have acted as counsel to its wholly-owned subsidiary, Pennsylvania Electric Company, a Pennsylvania corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof of the registration statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed exchange by the Company of any and all of its outstanding, unregistered 6.05% Senior Notes due 2017 (the “Original Notes”) for an equal principal amount of its 6.05% Exchange Senior Notes due 2017 (the “Exchange Notes”) registered under the Securities Act. The Original Notes were, and the Exchange Notes will be, issued under the Company’s Indenture, dated as of April 1, 1999, as amended (the “Indenture”), by and between the Company and The Bank of New York, as successor trustee (the “Trustee”).

In connection with this opinion, I or persons under my supervision or control have reviewed originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, including the prospectus forming a part thereof (the “Prospectus”), the Indenture, the Company’s Restated Articles of Incorporation and the Company’s By-Laws, as amended. In addition, I or persons under my supervision or control have reviewed originals or copies, certified or otherwise identified to my satisfaction, of such other instruments, certificates, records and documents and such certificates or comparable documents of public officials and of officers and representatives of the Company and have reviewed such questions of law as I have deemed necessary or appropriate for purposes of this opinion. In such review, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents.

Pennsylvania Electric Company

December 7, 2007

Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that the Exchange Notes have been duly authorized for issuance and, when duly executed by the Company, properly authenticated by the Trustee in accordance with the Indenture and delivered by the Company against the receipt of an equal principal amount of the Original Notes surrendered in exchange therefor in the manner described in the Registration Statement and the Prospectus, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture, except as may be limited by bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principals of equity, including principals of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The opinion above is subject to the Registration Statement becoming effective with no stop order with respect thereto having been issued by the Commission and to the continued effectiveness of the order of the Pennsylvania Public Utility Commission authorizing the issuance of the Exchange Notes and the Original Notes.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption “Legal Matters” in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

I am a member of the bar of the Commonwealth of Pennsylvania, and this opinion is limited to the laws of the Commonwealth of Pennsylvania. Insofar as the opinions expressed herein relate to matters governed by laws of the State of New York or the Federal laws of the United States, I have relied upon the opinion of Akin Gump Strauss Hauer & Feld LLP, special counsel for the Company, which is also being filed as an exhibit to the Registration Statement.

Very truly yours,

/s/ Gary D. Benz